Exhibit 99.2

Information Relating to Item 14 – Other Expenses of Issuance and Distribution

The estimated expenses to be paid by Emeritus Corporation (the “Company”) in connection with the issuance and distribution of the Company’s common stock being offered pursuant to the Company’s shelf registration statements, File Nos. 333-187175, and a prospectus supplement dated March 12, 2013, other than underwriting discounts, are set forth in the following table.

New York Stock Exchange listing fees	$5,750

Printing and engraving expenses	27,000

Transfer agent and registrar fees and expenses	10,000

Legal fees and expenses	125,000

Accounting fees and expenses	100,000

Miscellaneous expenses	32,250

Total	$300,000